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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 20, 2002


                               Winmark Corporation
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)


            000-22012                                 41-1622691
     (Commission File Number)                       (IRS Employer
                                                  Identification No.)


           4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 520-8500
              (Registrant's telephone number, including area code)

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Item 4.   Changes in Registrant's Certifying Accountant.

     On June 20, 2002, the Board of Directors of Winmark Corporation (the "Company"), with unanimous recommendation of the Audit Committee of the Board of Directors dismissed Arthur Andersen, LLP ("Andersen") as the Company's independent public accountant, effective immediately.

     Andersen's report on the financial statements of the Company for the past two years did not contain an adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. In connection with the Company's audits of the two most recent fiscal years and any subsequent interim period preceding June 20, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     Also on June 20, 2002, the Board of Directors of the Company, with unanimous recommendation of the Audit Committee of the Board of Directors, appointed KPMG LLP to serve as the Company's independent auditors for fiscal year 2002, effective immediately. During the two most recent fiscal years, the Company has not consulted KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.   Financial Statements and Exhibits

          (a)  Financial statements of businesses acquired:

               Not Applicable.

          (b)  Pro forma financial information:

               Not Applicable.

          (c)  Exhibits:

               See Exhibit Index on page following Signatures.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 20, 2002


                                       WINMARK CORPORATION

                                       By /s/ Mark Hooley
                                          --------------------------------------
                                          Mark Hooley, Vice President and
                                          General Counsel

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                                  EXHIBIT INDEX

                               Winmark Corporation
                             Form 8-K Current Report

Exhibit Number      Description
--------------      -----------

    16              Letter from Arthur Andersen LLP dated June 20, 2002